ALTI GLOBAL, INC. CLAWBACK POLICY The Board of Directors (the “Board”) of AlTi Global, Inc. (the “Company”), upon recommendation of the Human Capital and Compensation Committee of the Board (the “Compensation Committee”) has adopted the following Clawback Policy (this “Policy”) on September 12, 2023, effective as of October 2, 2023 (the “Effective Date”). 1. Purpose. The purpose of this Policy is to provide for the recoupment of certain incentive compensation pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, in the manner required by Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated thereunder, and the Applicable Listing Standards (as defined below) (collectively, the “Dodd-Frank Rules”). 2. Administration. This Policy shall be administered by the Compensation Committee. Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. 3. Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below. (a) “Accounting Restatement” shall mean an accounting restatement of the Company’s financial statements (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements (i.e., a “Big R” restatement), or (ii) that corrects an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (i.e., a “little r” restatement). (b) “Affiliate” shall mean each entity that directly or indirectly controls, is controlled by, or is under common control with, the Company. (c) “Applicable Exchange” shall mean (i) The Nasdaq Stock Market, if the Company’s securities are listed on such national stock exchange, or (ii) the New York Stock Exchange, if the Company’s securities are listed on such national stock exchange. (d) “Applicable Listing Standards” shall mean Nasdaq Listing Rule 5608. (e) “Clawback Eligible Incentive Compensation” shall mean Incentive-Based Compensation Received by a Covered Executive (i) on or after the Effective Date, (ii) after beginning service as a Covered Executive, (iii) if such individual served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation (irrespective of whether such individual continued to serve as a Covered Executive upon or following the Restatement Trigger Date), (iv) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (v) during the applicable Clawback Period. For the avoidance of doubt, Incentive-Based Compensation Received by a Covered

-2- Executive on or after the Effective Date could, pursuant to the the terms of this Policy, include amounts approved, awarded, or granted prior to such date. (f) “Clawback Period” shall mean, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Trigger Date and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of at least nine months shall be deemed as a completed fiscal year). (g) “Company Group” shall mean the Company and its Affiliates. (h) “Covered Executive” shall mean any “executive officer” of the Company as defined under the Dodd-Frank Rules, and, for the avoidance of doubt, at minimum includes each individual identified as an executive officer of the Company in accordance with Item 401(b) of Regulation S-K under the Exchange Act. (i) “Erroneously Awarded Compensation” shall mean the amount of Clawback Eligible Incentive Compensation that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. With respect to any compensation plan or program that takes into account Incentive-Based Compensation, the amount contributed to a notional account that exceeds the amount that otherwise would have been contributed had it been determined based on the restated amount, computed without regard to any taxes paid, shall be considered Erroneously Awarded Compensation, along with earnings accrued on that notional amount. (j) “Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and all other measures that are derived wholly or in part from such measures, including both GAAP and non-GAAP financial measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall for purposes of this Policy be considered Financial Reporting Measures. For the avoidance of doubt, a measure need not be presented in the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission (the “SEC”) in order to be considered a Financial Reporting Measure. (k) “Incentive-Based Compensation” shall mean any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For purposes of this Policy, Incentive-Based Compensation shall include, but is not limited to the following: (i) non-equity incentive plan awards that are earned based, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal; (ii) bonuses paid from a “bonus pool,” the size of which is determined, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal; (iii) other cash awards based on satisfaction of a Financial Reporting Measure performance goal; (iv) restricted stock, restricted stock units, performance share units, stock options and stock appreciation rights (“SARs”) that are granted or become vested, wholly or in part, on satisfaction of a Financial Reporting Measure performance goal; and (v) proceeds received upon the sale of shares acquired through an incentive plan that were granted

-3- or vested based, wholly or in part, on satisfaction of a Financial Reporting Measure performance goal. For purposes of this Policy, Incentive-Based Compensation does not include the following: (i) base salaries (except with respect to any salary increases earned, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal), (ii) bonuses paid solely at the discretion of the Compensation Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal; (iii) bonuses paid solely upon satisfying one or more subjective standards not contingent on a Financial Reporting Measure and/or completion of a specified employment period; (iv) non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or non-financial operational measures; or (v) equity awards that vest solely based on the passage of time and/or satisfaction of one or more non-Financial Reporting Measures. (l) “Received” shall mean the receipt or deemed receipt of Incentive-Based Compensation. Incentive-Based Compensation shall be deemed received for this purpose in the Company’s fiscal period during which the Financial Reporting Measure specified in the applicable Incentive-Based Compensation award is attained, even if payment or grant of the Incentive-Based Compensation occurs after the end of that period. (m) “Repayment Agreement” shall mean an agreement (in a form acceptable to the Compensation Committee and in accordance with the Dodd-Frank Rules) with the Covered Executive for the repayment of the Erroneously Awarded Compensation as soon as possible without unreasonable economic hardship to the Covered Executive. (n) “Restatement Trigger Date” shall mean the earlier to occur of (i) the date the Board, a committee of the Board, or the officer(s) of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. 4. Recoupment of Erroneously Awarded Compensation. Upon the occurrence of a Restatement Trigger Date, the Company shall recoup any Erroneously Awarded Compensation reasonably promptly, in the manner described below. For the avoidance of doubt, the Company’s obligation to recover Erroneously Awarded Compensation under this Policy is not dependent on if or when restated financial statements are filed following the Restatement Trigger Date. (a) Process. The Compensation Committee shall use the following process for recoupment: (i) First, the Compensation Committee will reasonably promptly determine the amount of any Erroneously Awarded Compensation for each Covered Executive in connection with such Accounting Restatement. (1) With respect to cash awards, the Erroneously Awarded Compensation is the difference between the amount of the cash award (whether payable as a lump sum or over time) that was Received and the amount that should have been received applying the restated Financial Reporting Measure and the Accounting Restatement.

-4- (2) With respect to cash awards paid from bonus pools, the Erroneously Awarded Compensation is the pro rata portion of any deficiency that results from the aggregate bonus pool that is reduced based on applying the restated Financial Reporting Measure and the Accounting Restatement. (3) With respect to equity awards, if the shares, options or SARs are still held at the time of recovery, the Erroneously Awarded Compensation is the number of such securities Received in excess of the number that should have been received applying the restated Financial Reporting Measure and the Accounting Restatement (or the value in excess of that number). If the options or SARs have been exercised, but the underlying shares have not been sold, the Erroneously Awarded Compensation is the number of shares underlying the excess options or SARs (or the value thereof). If the underlying shares have already been sold, then the Erroneously Awarded Compensation is the highest of the value of the stock upon vesting, exercise or sale. (4) For Incentive-Based Compensation based on (or derived from) stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Compensation Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the Applicable Exchange). (ii) Second, the Compensation Committee will promptly provide each affected Covered Executive with a written notice stating the amount of the Erroneously Awarded Compensation, a demand for recoupment, and the means of recoupment that the Company will accept. (b) Means of Recoupment. Once the Compensation Committee has determined the amount of Erroneously Awarded Compensation recoverable from the applicable Covered Executive, the Compensation Committee shall take all necessary actions to recover the Erroneously Awarded Compensation. Unless otherwise determined by the Compensation Committee, the Committee shall typically pursue the recovery of Erroneously Awarded Compensation in accordance with the below, or otherwise any other remedial or recovery action permitted by law and the Dodd-Frank Rules: (i) With respect to cash awards, the Compensation Committee shall either (i) require the Covered Executive to repay the Erroneously Awarded Compensation in a lump sum in cash reasonably promptly following the Restatement Trigger Date or (ii) if approved by the Committee under the circumstances, offer to enter into a Repayment Agreement. If the Covered Executive accepts such offer and signs the Repayment Agreement within a reasonable time as determined by the Compensation Committee, the Company shall countersign such Repayment Agreement. (ii) With respect to equity awards that have not yet vested, the Compensation Committee shall take all necessary action to cancel, or otherwise cause to be forfeited, the awards in the amount of the Erroneously Awarded Compensation.

-5- (iii) With respect to equity awards that have vested and the underlying shares have not been sold, the Compensation Committee shall take all necessary action to cause the Covered Executive to deliver and surrender the underlying shares in the amount of the Erroneously Awarded Compensation. In the event that the Covered Person has sold the underlying shares, the Compensation Committee shall either (i) require the Covered Executive to repay the Erroneously Awarded Compensation in a lump sum in cash reasonably promptly following the Restatement Trigger Date or (ii) if approved by the Compensation Committee under the circumstances, offer to enter into a Repayment Agreement. If the Covered Executive accepts such offer and signs the Repayment Agreement within a reasonable time as determined by the Compensation Committee, the Company shall countersign such Repayment Agreement. (iv) . For the avoidance of doubt, appropriate means of recoupment may include amounts approved, awarded, or granted prior to the Effective Date. The Compensation Committee shall have broad discretion to determine the appropriate means of recovery of Erroneously Awarded Compensation based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery. However, except as set forth in Section 4(d) below, in no event may the Company Group accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of a Covered Executive’s obligations hereunder. (c) Failure to Repay. To the extent that a Covered Executive fails to repay all Erroneously Awarded Compensation to the Company Group when due (as determined in accordance with Section 4(a) above), the Company shall, or shall cause one or more other members of the Company Group to, take all actions reasonable and appropriate to recoup such Erroneously Awarded Compensation from the applicable Covered Executive. The applicable Covered Executive shall be required to reimburse the Company Group for any and all expenses reasonably incurred (including legal fees) by the Company Group in recouping such Erroneously Awarded Compensation in accordance with the immediately preceding sentence. (d) Exceptions. Notwithstanding anything herein to the contrary, the Company shall not be required to recoup Erroneously Awarded Compensation if one of the following conditions is met and the Compensation Committee determines that recoupment would be impracticable: (i) The direct expense paid to a third party to assist in enforcing this Policy against a Covered Executive would exceed the amount to be recouped, after the Company has made a reasonable attempt to recoup the applicable Erroneously Awarded Compensation, documented such attempts, and provided such documentation to the Applicable Exchange; (ii) Recoupment would violate home country law where that law was adopted prior to November 28, 2022, provided that, before determining that it would be impracticable to recoup any amount of Erroneously Awarded Compensation based on violation of home country law, the Company has obtained an opinion of home country counsel, acceptable to the Applicable Exchange, that recoupment would result in such a violation and a copy of the opinion is provided to the Applicable Exchange; or

-6- (iii) Recoupment would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 5. Reporting and Disclosure. The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the Dodd-Frank Rules. 6. Indemnification Prohibition. No member of the Company Group shall be permitted to indemnify any current or former Covered Executive against (i) the loss of any Erroneously Awarded Compensation that is recouped pursuant to the terms of this Policy, or (ii) any claims relating to the Company Group’s enforcement of its rights under this Policy. The Company may not pay or reimburse any Covered Executive for the cost of third-party insurance purchased by a Covered Executive to fund potential recoupment obligations under this Policy. 7. Acknowledgment. Unless otherwise determined by the Compensation Committee, each Covered Executive shall be required to sign and return to the Company the acknowledgement form attached hereto as Exhibit A pursuant to which such Covered Executive will agree to be bound by the terms of, and comply with, this Policy. For the avoidance of doubt, each Covered Executive will be fully bound by, and must comply with, the Policy, whether or not such Covered Executive has executed and returned such acknowledgment form to the Company. 8. Interpretation. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. This Policy and any terms used in this Policy shall be construed in accordance with the Dodd-Frank Rules.. 9. Amendment; Termination. The Compensation Committee may amend or terminate this Policy from time to time in its discretion, including as and when it determines that it is legally required to do so by any federal securities laws, SEC rule or the rules of any national securities exchange or national securities association on which the Company’s securities are listed. Notwithstanding anything in this Section 9 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any of the Dodd-Frank Rules. 10. Other Recoupment Rights. The Compensation Committee intends that this Policy be applied to the fullest extent of the law. Unless otherwise determined by the Compensation Committee, the Compensation Committee shall require that any employment agreement, equity award, cash incentive award, or any other agreement entered into be conditioned upon the Covered Executive’s agreement to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company Group, whether arising under applicable law, regulation or rule, pursuant to the terms of any other policy of the Company Group, pursuant to any employment agreement, equity award, cash incentive award, or other agreement applicable to a Covered Executive, or otherwise (the “Separate Clawback Rights”). Notwithstanding the foregoing, there shall be no duplication of recovery of the same Erroneously Awarded Compensation under this Policy and the Separate Clawback Rights, unless required by applicable law.

-7- 11. Successors. This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

A-1 Exhibit A ALTI GLOBAL, INC. CLAWBACK POLICY ACKNOWLEDGEMENT FORM By signing below, the undersigned employee (“Employee”) acknowledges and confirms that the Employee has received and reviewed a copy of the AlTi Global, Inc. Clawback Policy (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy. By signing this Acknowledgement Form, the Employee acknowledges and agrees that the Employee is and will continue to be subject to the Policy and that the Policy will apply both during and after the Employee’s employment with the Company Group. Further, by signing below, the Employee agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation to the Company Group reasonably promptly to the extent required by, and in a manner permitted by, the Policy, as determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion. The Employee and the Company agree that the Policy, the interpretation and enforcement thereof and all claims arising out of or relating to the Policy, or the transactions contemplated by the Policy, whether sounding in tort, contract or otherwise, shall be governed solely and exclusively by, and construed in accordance with, the laws and judicial decisions of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws and judicial decisions of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or relating to the Policy, or the transactions contemplated by the Policy, shall be heard and determined solely and exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, exclusively in any state or federal court within the State of Delaware). WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSE OF ACTIONS BASED UPON OR ARISING OUT OF THE POLICY OR THE TRANSACTIONS CONTEMPLATED BY THE POLICY. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT THIS WAIVER OF JURY TRIAL IS MADE KNOWINGLY AND VOLUNTARILY. EMPLOYEE Sign: _____________________________ Name: Date: ALTI GLOBAL, INC. Sign: _____________________________ Name: Title: Date: